Exhibit 99.1

June 29, 2023

For Release:	Immediately
Refer to:	Carrie Munk; munk_carrie@lilly.com; 317-416-2393
Joe Fletcher; jfletcher@lilly.com; 317-296-2884 (Investors)
Amy Bonanno; abonanno@soleburystrat.com; 914-450-0349 (Sigilon Media)

Lilly to Acquire Sigilon Therapeutics

INDIANAPOLIS and CAMBRIDGE, Mass., June 29, 2023 – Eli Lilly and Company (NYSE: LLY) and Sigilon Therapeutics, Inc. (Nasdaq: SGTX) today announced a definitive agreement for Lilly to acquire Sigilon, a biopharmaceutical company that seeks to develop functional cures for patients with a broad range of acute and chronic diseases.

Since 2018, Lilly and Sigilon have worked together to develop encapsulated cell therapies, including SIG-002, for the treatment of type 1 diabetes. The goal of these therapies is to free patients from constant disease management by sensing blood glucose levels, restoring insulin production and releasing it over the long term.

“Despite significant advancement in treatment for people living with type 1 diabetes, many continue to live with a high disease burden every day,” said Ruth Gimeno, Ph.D., group vice president, diabetes, obesity and cardiometabolic research at Lilly. “By combining Sigilon’s talent and expertise in cell therapy with the knowledge and skills of Lilly’s research and development teams, we will enhance opportunities to create innovative islet cell therapy solutions to improve the care of people living with diabetes.”

“This agreement represents the culmination of the important work led by our research and development team to continue advancing SIG-002 at Lilly – the preeminent leader in the treatment of diabetes,” said Rogerio Vivaldi, M.D., CEO of Sigilon. “As a person with type 1 diabetes and a treating physician, I am a passionate believer in the potential of SIG-002 and am very proud of our team’s accomplishments in developing and optimizing this product candidate using our novel platform technology. With deep industry expertise, Lilly is well-positioned to apply its industry-leading clinical and technical capabilities to harness the full potential of SIG-002 for the benefit of patients and their caregivers.”

Terms of the Agreement

Under the terms of the definitive agreement, Lilly will commence a tender offer to acquire all outstanding shares of Sigilon for a purchase price of $14.92 per share in cash (an aggregate of approximately $34.6 million) payable at closing, plus one non-tradeable contingent value right ("CVR") per share that entitles the holder to receive up to an additional $111.64 per share in cash, for a total potential consideration of up to $126.56 per share in cash without interest (an aggregate of up to approximately $309.6 million excluding shares held by Lilly).

CVR holders would become entitled to receive the following contingent payments: (i) $4.06 per share in cash, upon first dosing of a specified product in the first human clinical trial; (ii) $26.39 per share in cash, upon first dosing of a specified product in the first human clinical trial for registration purposes; and (iii) $81.19 per share in cash, upon receipt of the first regulatory approval of a specified product. There can be no assurance that any payments will be made with respect to the CVRs.

The transaction is not subject to any financing condition and is expected to close in the third quarter of 2023, subject to customary closing conditions, including that Lilly owns a majority of the outstanding shares of Sigilon’s common stock following the tender offer. Following the successful closing of the tender offer, Lilly will acquire any shares of Sigilon it does not already own through a second-step merger at the same consideration as paid in the tender offer. Sigilon’s board of directors unanimously recommends that Sigilon’s stockholders tender their shares in the tender offer.

Lilly will determine the accounting treatment of this transaction as a business combination or an asset acquisition, including any related acquired in-process research and development charges, according to Generally Accepted Accounting Principles (GAAP) upon closing. This transaction will thereafter be reflected in Lilly’s financial results and financial guidance.

For Lilly, Morgan, Lewis & Bockius LLP is acting as legal counsel. For Sigilon, Lazard is acting as lead financial advisor and Ropes & Gray LLP is acting as legal counsel. Canaccord Genuity also acted as financial advisor to Sigilon.

About Sigilon

Sigilon Therapeutics seeks to develop functional cures for patients with a broad range of acute and chronic diseases by harnessing the power of the human cell through its Shielded Living Therapeutics™ platform. Sigilon’s product candidates are non-viral engineered cell-based therapies designed to produce a wide range of functions or therapeutic molecules that may be missing or deficient in patients living with diseases such as diabetes. The engineered cells are encapsulated by Sigilon’s Afibromer™ biomaterials matrix, which is designed to shield them from immune rejection. Sigilon was founded by Flagship Pioneering in conjunction with Daniel Anderson, Ph.D., and Robert Langer, Sc.D., of the Massachusetts Institute of Technology.

About Lilly

Lilly unites caring with discovery to create medicines that make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help more than 51 million people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges, redefining diabetes care, treating obesity and curtailing its most devastating long-term effects, advancing the fight against Alzheimer’s disease, providing solutions to some of the most debilitating immune system disorders, and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. To learn more, visit Lilly.com and Lilly.com/newsroom or follow us on Facebook, Instagram, Twitter and LinkedIn. C-LLY

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding Lilly’s proposed acquisition of Sigilon, regarding the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition, regarding Sigilon’s product candidates and ongoing clinical and preclinical development, and regarding the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including with respect to consummating the proposed acquisition and any competing offers or acquisition proposals for Sigilon, drug research, development and commercialization, Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance, uncertainties as to how many of Sigilon’s stockholders will tender their stock in the tender offer, the effects of the proposed acquisition (or the announcement thereof) on Sigilon’s stock price, relationships with key third parties or governmental entities, transaction costs, risks that the proposed acquisition disrupts current plans and operations or adversely affects employee retention, potentially diverting management’s attention from Sigilon’s ongoing business operations, changes in Sigilon’s business during the period between announcement and closing of the proposed acquisition, and any legal proceedings that may be instituted related to the proposed acquisition. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the proposed acquisition will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed acquisition will be met, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the proposed acquisition will not occur, that Lilly will realize the expected benefits of the proposed acquisition, that product candidates will be approved on anticipated timelines or at all, that any products, if approved, will be commercially successful, that Lilly’s financial results will be consistent with its expected 2023 guidance or that Lilly can reliably predict the impact of the proposed acquisition on its financial results or financial guidance. For further discussion of these and other risks and uncertainties, see Lilly’s and Sigilon’s most recent Form 10-K and Form 10-Q filings with the United States Securities and Exchange Commission (the “SEC”). Except as required by law, neither Lilly nor Sigilon undertakes any duty to update forward-looking statements to reflect events after the date of this press release.

Additional Information About the Acquisition and Where to Find It

The tender offer for the outstanding shares of Sigilon described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lilly and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of Sigilon will only be made pursuant to the tender offer materials that Lilly and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO, and Sigilon will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF SIGILON ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF SIGILON SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Sigilon at no expense to them at Lilly’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of Sigilon free of charge. The information contained in, or that can be accessed through, Lilly’s website is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Lilly and Sigilon file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Lilly and Sigilon with the SEC for free on the SEC’s website at www.sec.gov.

#          #         #

4